APAC Customer Services Completes Debt Refinancing

Deerfield, IL, February 5, 2007 – APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today announced that it has completed a refinancing of its Amended and Restated Loan and Security Agreement, dated October 31, 2005, with LaSalle Bank National Association.

In connection with the refinancing, the Company entered into a Second Amended and Restated Loan and Security Agreement with LaSalle that provides for a $27.5 million revolving loan facility that expires in October 2010 and a Second Lien Loan and Security Agreement with La Salle that provides APAC with a $15 million term loan that matures in January 2011. LaSalle subsequently assigned all of its rights and obligations as the agent and lender under the Second Lien Loan and Security Agreement to an unaffiliated third party.

APAC Senior Vice President and Chief Financial Officer, George Hepburn, commented, “We are pleased to have completed this refinancing, which, together with our expected operating cash flow, provides APAC with the resources we need to meet our ongoing operating needs, fund our anticipated growth and continue expanding our high quality, customer care business.”

Additional information about the loan agreements is contained in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2007.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management, are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors, which may cause actual events and results to differ materially from historical results or the future results expressed or implied by the forward-looking statements. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause actual results to differ from historical results or those expressed or implied in the forward-looking statements: revenue is generated from a limited number of clients; terms of our client contracts; availability of cash flows from operations and borrowing availability under the Company’s loan agreement; and fluctuations in revenue associated with the Company’s Medicare Part D enrollment and customer care programs.

Other reasons that may cause actual results to differ from historical results or those expressed or implied in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and its subsequent filing on Form 10-Q for the fiscal quarters ended April 2, 2006, July 2, 2006 and October 1, 2006 for a description of important factors that could cause the Company’s actual results to differ materially from those expressed or implied in its forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, publishing, business services, travel and entertainment, and communications. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

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Company Contact:	Investor Relations Contact:
George H. Hepburn III, CFO APAC Customer Services, Inc. 847-374-4995 GHHepburn@apacmail.com	Jody Burfening/Harriet Fried Lippert/Heilshorn & Associates 212-838-3777 HFried @lhai.com